Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS 3% INCREASE IN NORMALIZED FFO PER SHARE
12th Consecutive Quarter of 3.0% or More of Same-Property Cash NOI Growth
$29 Million in Third Quarter Investments
Scottsdale, Arizona (October 28, 2015) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended September 30, 2015.
Third Quarter 2015 Highlights
Operating

•	Normalized FFO: Increased 9.9% to $50.0 million, compared to Q3 2014.

•	Normalized FFO Per Share: $0.39 per diluted share, an increase of $0.01 per diluted share, or 3%, compared to Q3 2014.

•	Normalized FAD: $0.35 per diluted share, or $44.7 million, an increase of $0.04 per diluted share, or 13%, compared to Q3 2014.

•	Same-Property Cash NOI: Increased $1.8 million, or 3.1%, to $59.5 million, compared to Q3 2014. Same-Property rental revenue increased $1.7 million, or 2.7%, to $66.5 million, compared to Q3 2014.
Portfolio

•
Investments: During the quarter, HTA completed investments of $29.1 million increasing total year-to-date investments to $254.6 million. This includes investments in medical office buildings (100% leased and approximately 93,000 square feet of GLA) located in our key market of Columbus, Ohio and are affiliated with Mt. Carmel Hospital, Ohio Healthcare and Nationwide Children’s Hospital. In addition, HTA invested in the expansion of its Raleigh Medical Center Campus, located adjacent to the Rex Healthcare - Main Campus in Raleigh, North Carolina. This expansion totaled approximately 20,000 square feet of GLA.

•	Dispositions: During the quarter, HTA completed dispositions of six medical office buildings for an aggregate gross sales price of $35.7 million (approximately 192,000 square feet of GLA).

•
Leasing: During the quarter, HTA entered into new and renewal leases on approximately 274,000 square feet of GLA, or 1.8% of its portfolio. The new and renewal leases had releasing spreads of approximately 70 basis points, with a starting annual base rent of $24.20 per square foot of GLA compared to an ending annual base rent of $24.02 per square foot of GLA. Year-to-date, renewal leases included $1.29 for tenant improvements per year of the lease term and approximately 1 week of free rent per year of the lease term. Tenant retention for the Same-Property portfolio was 84% by GLA for the quarter.

•
Leased Rate: At the end of the quarter, the leased rate by GLA was 92.0%, an increase from 91.8% as of Q3 2014. For the Same-Property portfolio the leased rate increased 40 basis points to 93.0% by GLA, compared to Q3 2014.

Balance Sheet and Liquidity

•
Balance Sheet: At the end of the quarter, HTA had total liquidity of $679.6 million, including $668.5 million of availability on its unsecured revolving credit facility and $11.1 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 33.3%.

•	Equity Raise: During the quarter, HTA raised approximately $45.0 million from the sale of its common stock at an average price of $25.00 per share through its ATM program.

Financial Results
Rental Income
Rental income increased 9.0% to $103.9 million for the three months ended September 30, 2015, compared to $95.3 million for the three months ended September 30, 2014.
FFO
Funds from Operations (“FFO”) was $0.36 per diluted share, or $46.5 million, for the three months ended September 30, 2015, compared to $0.33 per diluted share, or $40.1 million, for the three months ended September 30, 2014.
Normalized FFO
Normalized Funds from Operations (“Normalized FFO”) was $0.39 per diluted share, or $50.0 million, for the three months ended September 30, 2015, compared to $0.38 per diluted share, or $45.5 million, for the three months ended September 30, 2014.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) was $0.35 per diluted share, or $44.7 million, for the three months ended September 30, 2015, compared to $0.31 per diluted share, or $37.2 million, for the three months ended September 30, 2014.
NOI
Net Operating Income (“NOI”) was $71.0 million for the three months ended September 30, 2015, compared to $67.0 million for the three months ended September 30, 2014.
Same-Property Cash NOI
Same-Property Cash NOI increased $1.8 million, or 3.1%, to $59.5 million, for the three months ended September 30, 2015, compared to $57.7 million for the three months ended September 30, 2014. Same-Property rental revenue increased $1.7 million, or 2.7%, to $66.5 million, for the three months ended September 30, 2015, compared to the three months ended September 30, 2014.
General and Administrative Expenses
General and administrative expenses were $6.4 million for the three months ended September 30, 2015, compared to $5.9 million for the three months ended September 30, 2014.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the three months ended September 30, 2015, was $16.8 million, which included $14.4 million of interest expense related to debt and interest rate swaps, and a net loss of $2.4 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average interest rate of 3.31% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio (including extension options) was 5.0 years.
Net Income
Net income for the three months ended September 30, 2015, was $6.6 million, compared to $16.2 million for the three months ended September 30, 2014. Net income for the three months ended September 30, 2014 included a gain on the sales of real estate of $11.8 million.
Balance Sheet
As of September 30, 2015, HTA had total assets of $3.2 billion, cash and cash equivalents of $11.1 million, and $668.5 million available on its unsecured revolving credit facility (includes the impact of $5.5 million of outstanding letters of credit). The leverage ratio of debt to capitalization was 33.3%.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 92.0% by gross leasable area (“GLA”), an increase from 91.8% as of September 30, 2014. The occupancy rate of HTA’s portfolio was 91.2% by GLA, an increase from 91.1% as of September 30, 2014. Tenant retention for the Same-Property portfolio was 84% by GLA for the quarter.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 44% as of September 30, 2015. Additionally, 60% of HTA’s annualized base rent as of September 30, 2015 is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of September 30, 2015, HTA’s in-house property management and leasing platform operated approximately 14.4 million square feet of GLA, or 94%, of HTA’s total portfolio.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Over the last nine years since its formation in 2006, the company has invested $3.6 billion in medical office buildings and other healthcare assets comprising 15.3 million square feet across 28 states. HTA has a consistent track record of generating stockholder returns and listed on the New York Stock Exchange in June of 2012.

HTA invests in key markets with above average growth and healthcare infrastructure that is capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are core-critical, a key part of the integrated delivery of healthcare, and that continue to complement the company’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships which leads to retention, rent growth and long-term value creation across the portfolio.

More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.
Third Quarter Conference Call
HTA will host a conference call and webcast on Wednesday, October 28, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter ended September 30, 2015.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID: 10073121
Available October 28, 2015 (one hour after the end of the conference call) to November 28, 2015 at 12:00 a.m. Eastern Time
Supplemental Information
Supplemental financial data are available on the company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Real estate investments:
Land	$298,515	$287,755
Building and improvements	2,871,512	2,665,777
Lease intangibles	430,678	419,288
	3,600,705	3,372,820
Accumulated depreciation and amortization	(641,619)	(549,976)
Real estate investments, net	2,959,086	2,822,844
Cash and cash equivalents	11,146	10,413
Restricted cash and escrow deposits	17,714	20,799
Receivables and other assets, net	148,447	144,106
Other intangibles, net	43,193	43,488
Total assets	$3,179,586	$3,041,650
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,575,965	$1,412,461
Accounts payable and accrued liabilities	95,029	101,042
Derivative financial instruments - interest rate swaps	4,254	2,888
Security deposits, prepaid rent and other liabilities	39,261	32,687
Intangible liabilities, net	26,970	12,425
Total liabilities	1,741,479	1,561,503
Commitments and contingencies
Redeemable noncontrolling interests	3,756	3,726
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 127,037,807 and 125,087,268 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	1,270	1,251
Additional paid-in capital	2,328,702	2,281,932
Cumulative dividends in excess of earnings	(923,556)	(836,044)
Total stockholders’ equity	1,406,416	1,447,139
Noncontrolling interests	27,935	29,282
Total equity	1,434,351	1,476,421
Total liabilities and equity	$3,179,586	$3,041,650

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$103,875	$95,277	$301,570	$274,675
Interest and other operating income	67	257	203	1,834
Total revenues	103,942	95,534	301,773	276,509
Expenses:
Rental	32,921	28,526	92,855	85,179
General and administrative	6,430	5,935	19,229	18,137
Acquisition-related	907	2,802	3,365	8,647
Depreciation and amortization	40,518	35,802	115,179	104,346
Impairment	—	—	1,655	—
Total expenses	80,776	73,065	232,283	216,309
Income before other income (expense)	23,166	22,469	69,490	60,200
Interest expense:
Interest related to derivative financial instruments	(903)	(1,433)	(2,278)	(4,148)
(Loss) gain on change in fair value of derivative financial instruments, net	(2,383)	2,564	(3,079)	(857)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(3,286)	1,131	(5,357)	(5,005)
Interest related to debt	(13,536)	(14,119)	(41,499)	(37,802)
Gain on sales of real estate, net	152	11,766	152	11,766
(Loss) gain on extinguishment of debt, net	(14)	(5,028)	107	(4,663)
Other income	72	1	91	41
Net income	$6,554	$16,220	$22,984	$24,537
Net income attributable to noncontrolling interests	(91)	(188)	(425)	(358)
Net income attributable to common stockholders	$6,463	$16,032	$22,559	$24,179
Earnings per common share - basic: (1)
Net income attributable to common stockholders	$0.05	$0.13	$0.18	$0.20
Earnings per common share - diluted: (1)
Net income attributable to common stockholders	$0.05	$0.13	$0.18	$0.20
Weighted average common shares outstanding: (1)
Basic	126,863	119,484	125,750	119,049
Diluted	128,793	120,716	127,680	120,304

(1) For the three and nine months ended September 30, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected on December 15, 2014.

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net income	$6,554	$16,220
General and administrative expenses	6,430	5,935
Acquisition-related expenses	907	2,802
Depreciation and amortization expense	40,518	35,802
Interest expense and net change in fair value of derivative financial instruments	16,822	12,988
Gain on sales of real estate, net	(152)	(11,766)
Loss on extinguishment of debt, net	14	5,028
Other income	(72)	(1)
NOI	$71,021	$67,008
NOI percentage growth	6.0%

NOI	$71,021	$67,008
Straight-line rent adjustments, net	(1,750)	(2,526)
Amortization of below and above market leases/leasehold interests, net	603	617
Lease termination fees	(5)	(26)
Cash NOI	$69,869	$65,073
Notes receivable interest income	—	(187)
Non Same-Property Cash NOI	(10,392)	(7,193)
Same-Property Cash NOI (1)	$59,477	$57,693
Same-Property Cash NOI percentage growth	3.1%

(1) Same-Property includes 262 buildings for the three months ended September 30, 2015 and 2014.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; (v) gain or loss on sales of real estate; (vi) gain or loss on extinguishment of debt; and (vii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$6,463	$16,032	$22,559	$24,179
Depreciation and amortization expense	40,188	35,802	114,220	104,346
Gain on sales of real estate, net	(152)	(11,766)	(152)	(11,766)
Impairment	—	—	1,655	—
FFO attributable to common stockholders	$46,499	$40,068	$138,282	$116,759
Acquisition-related expenses	907	2,802	3,365	8,647
Loss (gain) on change in fair value of derivative financial instruments, net	2,383	(2,564)	3,079	857
Loss (gain) on extinguishment of debt, net	14	5,028	(107)	4,663
Noncontrolling income from partnership units included in diluted shares	71	160	348	252
Other normalizing items, net	127	—	216	209
Normalized FFO attributable to common stockholders	$50,001	$45,494	$145,183	$131,387
Other income	(72)	(1)	(91)	(41)
Non-cash compensation expense	1,358	1,025	4,462	3,279
Straight-line rent adjustments, net	(1,750)	(2,526)	(5,835)	(6,179)
Amortization of below and above market leases/leasehold interests, net	603	617	1,755	1,892
Deferred revenue - tenant improvement related	(193)	(131)	(462)	(403)
Amortization of deferred financing costs and debt discount/premium, net	702	624	2,445	1,738
Recurring capital expenditures, tenant improvements and leasing commissions	(5,966)	(7,938)	(14,022)	(16,497)
Normalized FAD attributable to common stockholders	$44,683	$37,164	$133,435	$115,176

Net income attributable to common stockholders per diluted share (1)	$0.05	$0.13	$0.18	$0.20
FFO adjustments per diluted share, net (1)	0.31	0.20	0.90	0.77
FFO attributable to common stockholders per diluted share (1)	$0.36	$0.33	$1.08	$0.97
Normalized FFO adjustments per diluted share, net (1)	0.03	0.05	0.06	0.12
Normalized FFO attributable to common stockholders per diluted share (1)	$0.39	$0.38	$1.14	$1.09
Normalized FAD adjustments per diluted share, net (1)	(0.04)	(0.07)	(0.09)	(0.13)
Normalized FAD attributable to common stockholders per diluted share (1)	$0.35	$0.31	$1.05	$0.96

Weighted average diluted common shares outstanding (1)	128,793	120,716	127,680	120,304

(1) For the three and nine months ended September 30, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected on December 15, 2014.

HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from the sales of real estate property and impairment write-downs of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests; (v) deferred revenue - tenant improvement related; (vi) amortization of deferred financing costs and debt premium/discount; and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.